As filed with the Securities and Exchange Commission on January 28, 2009

Registration No. 333-145406

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2 ON
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BETAWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	8999	20-2471683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

706 Mission Street, 10th Floor
San Francisco, CA 94103
(415) 738-8706
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tabreez Verjee, President
Betawave Corporation
706 Mission Street, 10th Floor
San Francisco, CA 94103
(415) 738-8706
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
John W. Campbell III, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

The Registration Statement on Form SB-2 (Registration No. 333-145406) (the “Registration Statement”) of Betawave Corporation, a Nevada corporation formerly known as GoFish Corporation (the “Company”), pertaining to the registration of shares of common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of senior convertible notes, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities Exchange Commission on August 13, 2007 and thereafter amended on August 31, 2007, November 14, 2007 and January 24, 2008.

All of the foregoing senior convertible notes covered by the Registration Statement were exchanged or cancelled in connection with the transactions contemplated by the Securities Purchase Agreement, dated December 3, 2008, by and between the Company and the investors listed on Schedules A-1, A-2 and A-3 thereto, and the Company has determined that no further shares of Common Stock will be offered or sold pursuant to the Registration Statement.  Therefore, in accordance with the Company’s undertakings in Part II, Item 28(3) of the Registration Statement, this post-effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Common Stock registered pursuant to the Registration Statement and not otherwise sold thereunder.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matt Freeman	Chief Executive Officer and Director	January 27, 2009
Matt Freeman	(Principal Executive Officer)

/s/ Tabreez Verjee	President and Director	January 27, 2009
Tabreez Verjee

/s/ John Durham	Director	January 27, 2009
John Durham

/s/ James Moloshok	Executive Chairman and Director	January 27, 2009
James Moloshok

/s/ Riaz Valani	Director	January 27, 2009
Riaz Valani

/s/ Mark Menell	Director	January 27, 2009
Mark Menell

/s/ Michael Jung	Director	January 27, 2009
Michael Jung

	Director	January 27, 2009
Richard Ling